EXHIBIT 23.1




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                              CONSENT OF ATTORNEYS



      Reference is made to the Registration Statement of Epic Energy Resources, Inc. on Form S-1 whereby certain shareholders of Epic propose to sell up to 34,314,674 shares of Epic's common stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be sold.

      We hereby consent to the use of our opinion concerning the validity of the securities to be sold and the reference to us in the Legal Matters section of the prospectus.



                                Very truly yours,

                                       HART & TRINEN, L.L.P.



                                       /s/ William T. Hart
                                 William T. Hart


Denver, Colorado
March 5, 2008




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